UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2011

BIGSTRING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Broad Street, Suite 109, Red Bank, New Jersey		07701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange  Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On March 31, 2011, BigString Corporation (“BigString”) sold an aggregate of 1,850,000 shares of PeopleString Corporation (“PeopleString”) common stock for a purchase price of $0.40 per share and an aggregate purchase price of $740,000 pursuant to the terms of separate Stock Purchase Agreements with each of the following purchasers, who purchased the number of shares of PeopleString common stock set forth after their respective names: Cougar Trading, LLC (250,000 shares); GRQ Consultants, Inc. 401(k) (250,000 shares); Ronald Low, MD (150,000 shares); The Corbran, LLC (75,000 shares); David Stefansky (75,000 shares); Michael Brauser (500,000 shares); Sandor Capital Master Fund, L.P. (250,000 shares); John Lemak IRA Rollover (250,000 shares); and Sheldon Finkel (50,000 shares).  The shares of PeopleString common stock sold by BigString were not registered under the Securities Act of 1933, as amended, or any state securities laws, and therefore are subject to certain transfer restrictions under such Act and laws.  Prior to the sales, BigString held 7,975,600 shares of PeopleString common stock, approximately 23% of the issued and outstanding shares.  As a result of these sales, BigString now holds 6,125,600 shares of PeopleString common stock, approximately 17.7% of the issued and outstanding shares.

In connection with the sales, BigString has agreed not to sell more than 650,000 additional shares of PeopleString common stock until after March 31, 2012, unless PeopleString common stock trades at or above $1.50 per share for a period of twenty consecutive trading days or such shares are sold subject to a lockup provision, which prevents the transfer of the shares by the purchaser until after March 31, 2012.

The form of Stock Purchase Agreement entered into by BigString with each of the purchasers listed above is attached hereto as Exhibit 2.1.  The press release issued by BigString on April 6, 2011 announcing the sales of the shares of PeopleString common stock described above is attached hereto as Exhibit 99.1.

Section 2 – Financial Information

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On March 31, 2011, BigString entered into a separate Stock Purchase Agreement with nine purchasers pursuant to which BigString sold an aggregate of 1,850,000 shares of PeopleString common stock to the purchasers for an aggregate purchase price of $740,000.  Please see Item 1.01 above for a complete description of the transactions.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description
2.1
Form of Stock Purchase Agreement between BigString Corporation and each of the following purchasers of shares of PeopleString Corporation common stock held by BigString Corporation: Cougar Trading, LLC; GRQ Consultants, Inc. 401(k); Ronald Low, MD; The Corbran, LLC; David Stefansky; Michael Brauser; Sandor Capital Master Fund, L.P.; John Lemak IRA Rollover; and Sheldon Finkel.

99.1	Press Release re: BigString Announces Asset Sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

	By:	/s/ Darin M. Myman
Name: Darin M. Myman
Title: President and Chief Executive Officer
Date: April 6, 2011